SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                    PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)             October 30, 2005
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                                OPTIONABLE, INC.
             (Exact name of Registrant as specified in its charter)



Delaware                                333-121543              52-2219407
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(State or other jurisdiction of  (Commission File number)      (IRS Employer
incorporation or organization)                               Identification No.)


  555 Pleasantville Road, South Building, Suite 110 Briarcliff Manor, NY 10150
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               (Address of principal executive offices) (Zip Code)

                                 (914) 773-1100
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              (Registrant's Telephone Number, Including Area Code)


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                  (Former Address If Changed since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 1--Registrant's Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

         Effective October 30, 2005, Optionable, Inc. (the "Company") named Kevin P. Cassidy its Chief Executive Officer, elected him a director, and entered into an employment agreement with him (the "Agreement"). The initial term of the Agreement is for fifty months, subject to renewal or earlier termination.

         Mr. Cassidy's salary ("Fixed Compensation") will be as follows: $20,833 upon entering into the Agreement, $46,875 from October 30, 2005 to December 31, 2005, $275,000 from January 1 to December 31, 2006, $300,000 from January 1, 2007 to December 31, 2007, $325,000 from January 1 to December 31, 2008, $350,000 from January 1, 2009 to December 31, 2009.

         In addition, beginning with the first month of the quarter in which the amount payable to Mr. Cassidy, pursuant to the Addendum to Master Service Agreement, dated April 12, 2005, is fully paid, Mr. Cassidy will be paid (i) cash compensation amounting to five percent (5%) of Gross Revenues of the Company, and (ii) stock compensation amounting to two percent (2%) of the Gross Revenues of the Company. Gross Revenue is defined as the total gross revenue related to any and all aspects of the brokerage business, including incentive received from exchanges, based on generally accepted accounting principles. The shares of Company common stock will be granted at fair value at the date of grant.

         The Company will issue options to Mr. Cassidy equal to twenty percent (20%) of the number of shares of common stock issuable under warrants which become exercisable pursuant to any Order Flow Agreements (Order Flow Agreements are the agreements for the Company to issue warrants to a firm based on the volume of orders the firm placed with the Company). Those options will be fully vested Non-Statutory Stock Options granted under the Company's 2004 Stock Option Plan (the "Plan") at fair value at the date of grant. Also, the Company will issue to Mr. Cassidy 5,000 options each time a firm registers with and executes its first 10,000 lots on the Company's OPEX platform. The total number of such options will be limited to 2,500,000. Such options will be fully vested Non-Statutory Options granted under the Plan at fair value at the date of grant.

         Mr. Cassidy will be entitled to paid annual vacation, personal leave and holidays in accordance with the policies of the Company, and will be entitled to participate in health, welfare, and pension plans and any other employee benefit plan of the Company. In addition, the Company will advance to or reimburse Mr. Cassidy for the annual or monthly premium of his life insurance policy of one million dollars ($1,000,000) where the beneficiary is Mr. Cassidy's estate (immediate family).

         Upon the sale or merger or other business combination of the Company and another company or companies, Mr. Cassidy will be entitled to a lump sum payment of 50% of the unpaid Fixed Compensation should he desire not to be employed with the new or successor entity.

Item 1.02. Termination of a Material Definitive Agreement.

         Effective October 15, 2005, the Company terminated its Consulting Agreement with Mr. Cassidy. See Item 5.02 below for a discussion of that agreement.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) See Item 1.01 above for a description of the Employment Agreement between the Company and Kevin P. Cassidy.

         Mr. Cassidy, age 46, previously served as the Company's Chief Executive Officer from February 2000 through March 2004. Additionally, Mr. Cassidy is a 50% stockholder of and serves as the Managing Director of Capital Energy Services LLC ("CES") and as a principal of Sleepy Hollow Coffee Roasters, Inc. ("Sleepy Hollow"). In April 2004, the Company entered into a Master Services Agreement with CES, whereby (i) the Company provides commodity derivatives services on the floor of the New York Mercantile Exchange through CES and (ii) CES provides Mr. Cassidy as a consultant to the Company to act as a management consultant and Director of Brokerage Operations. Mr. Cassidy has advised the Company that he intends to continue his affiliation with CES and Sleepy Hollow.

         Mr. Cassidy is not related to any other director or executive officer of the Company.

         The Company is a party to a Master Services Agreement with CES pursuant to which the Company provides brokerage services on the floor of the New York Mercantile Exchange. In addition to Mr. Cassidy, Edward J. O'Connor, the Company's president and a director, is a 50% stockholder of CES. Pursuant to this arrangement, the Company pays CES a minimum annual fixed fee of $50,000 and assumes all expenses directly incurred by CES's associated floor brokerage services. Additionally, the Company will pay CES $1,525,000 on April 1, 2014. However, upon a Capital Raise, as defined in the Master Services Agreement, the Company will pay up to 10.67% of the amount raised during the Capital Raise, up to $762,500, to CES, with the remaining principal and accrued interest of 12% from the date of the Capital Raise payable on April 1, 2014. The Company's share of revenues and expenses of the floor brokerage services amounted to approximately $1.0 million and $467,000, respectively during 2004, and $1.4 million and $635,000, respectively, during the nine months ended September 30, 2005. The Company received $250,000 from CES in connection with such floor brokerage services during 2004 and $635,000 during the first nine months of 2005, and CES owed the Company approximately $340,000 at September 30, 2005.

         During April 2004, Mr. Cassidy forfeited aggregate compensation of $375,000.

         Effective April 1, 2004, the Company entered into an agreement providing for the reimbursement of certain administrative expenses for services provided to a coffee bean roaster, Sleepy Hollow Coffee Roasters, Inc., a company owned by Mr. O'Connor and Mr. Cassidy. The Company charged an administrative fee of $1,500 for the nine-month period ended September 30, 2004. The Company currently charges an administrative fee of $1,400 per month.

         On April 1, 2004, the Company entered into a Consulting Agreement with Mr. Cassidy whereby Mr. Cassidy was engaged for a period of five years as an OTC broker, marketing manager, and management consultant for $215,000 per year total compensation. The Company reimbursed Mr. Cassidy for his health insurance and a $1,000,000 life insurance policy during the term of the Consulting Agreement. Furthermore, the Company issued warrants to purchase 1,200,000 shares of its common stock to Pierpont Capital Corp., an entity owned by Mr. Cassidy. The warrants are exercisable at a price of $0.20 per share and expire in June 2007. The warrants are exercisable in six tranches of up to 200,000 warrants if certain trading milestones are met during three six month periods following the issuance of such warrants, and were intended to induce Mr. Cassidy to introduce additional customers to the Company. The Company did not receive any cash consideration for the issuance of these warrants. The Consulting Agreement was terminated by mutual agreement of the parties upon the effectiveness of Mr. Cassidy's employment agreement with the Company, although the associated warrants remain outstanding.

         During April 2005, CES assigned its rights to the Company's liability of $1,525,000 equally to Mr. O'Connor and Mr. Cassidy, the co-owners of CES. Subsequently, during April 2005, the Company entered into modifications of the terms of the amounts due from it to Mark Nordlicht, Mr. O'Connor and Mr. Cassidy. The modified terms provide that, among other things, in the event of a Capital Raise, the interest rate accrued after such event is reduced from 12% to 4.68%. Additionally, the Company may make principal repayments towards such liabilities amounting to approximately 25% of its quarterly cash flows from operating activities less capital expenditures. Furthermore, the Company made a principal repayment of $150,000 on the amount due to Kevin Cassidy and $69,638 on the amount due to Mark Nordlicht.

         (d) Effective October 30, 2005, the Board of Directors increased the size of the Board to four directors and elected Kevin P. Cassidy a director of the Company.

                  Section 9 - Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits


         Exhibit Number        Description

         10 Employment Agreement dated October 30, 2005, between Optionable, Inc. and Kevin P. Cassidy.

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            OPTIONABLE, INC.


Date: November 2, 2005                      By: /s/ Edward J. O'Connor
                                                --------------------------------
                                                Edward J. O'Connor
                                                President